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                            THREE-FIVE SYSTEMS, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                                   EXHIBIT 11

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                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                        SEPTEMBER 30,                   SEPTEMBER 30,
                                                     ------------------              -----------------
                                                      1995           1994             1995          1994
                                                      ----           ----             ----          ----
Common shares outstanding beginning of period      7,709,004      7,654,744        7,691,524     6,641,944

Effect of Weighting Shares:
  Employee stock options exercised                    12,273         18,385           17,976        15,855
  Employee stock options outstanding                 367,041        426,307          376,954       425,021
  Issuance of common stock                                 -              -                -       728,938
                                                  ----------     ----------       ----------    ----------
Primary                                            8,088,318      8,099,436        8,086,454     7,811,758
                                                  ==========     ==========       ==========    ==========


Common shares outstanding beginning of period      7,709,004      7,654,744        7,691,524     6,641,944

Effect of Weighting Shares:
  Employee stock options exercised                    12,273         18,385           17,976        15,855
  Employee stock options outstanding                 367,028        426,376          376,956       442,211
  Issuance of common stock                                 -              -                -       728,938
                                                  ----------     ----------       ----------    ----------
Fully diluted                                      8,088,305      8,099,505        8,086,456     7,828,948
                                                  ==========     ==========       ==========    ==========

Net income                                        $1,383,000     $3,396,000       $7,516,000    $8,857,000
                                                  ==========     ==========       ==========    ==========


NET INCOME PER COMMON AND
  COMMON EQUIVALENT SHARES:

Net income per share

  Primary                                         $     0.17     $     0.42       $     0.93     $    1.13
                                                  ==========     ==========       ==========    ==========
  Fully diluted                                   $     0.17     $     0.42       $     0.93     $    1.13
                                                  ==========     ==========       ==========    ==========

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